EXHIBIT 10.80

AMENDMENT

This will act as an amendment to the existing Clinical Trial Agreement dated 27 September 2021. hVIVO Services Ltd (HVIVO) will submit to AIM ImmunoTech Inc. (AIM), today, a final invoice in the amount of £46,936.86 based on the financial reconciliation dated 28 February 2022 and the payment by AIM of this invoice will constitute full and final payment for services and fees incurred in relation to the agreement of 27 September 2021 and no additional charges will be received or incurred by AIM from HVIVO in relation to this study.

If AIM elects to move forward with a challenge study and the quarantine is scheduled prior to November 2022, it is agreed, a new agreement will be entered into and the Quarantine Cancellation fee, £317,152 will be recovered.

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the fully executed date below.

hVIVO Services Ltd	AIM ImmunoTech Inc.

/s/ Dori Kadmon	/s/ Peter W. Rodino
Signature	Signature

Dori Kadmon	Peter W. Rodino, III
Name	Name

Head of Legal	COO & General Counsel
Title	Title

02 March 2022	March 1, 2022
Date	Date